Exhibit 99.1
FOR IMMEDIATE RELEASE
April 25, 2024

Darling Ingredients Inc. Reports First Quarter 2024 Results

First Quarter 2024
•Net income of $81.2 million, or $0.50 per GAAP diluted share
•Net sales of $1.4 billion
•Combined adjusted EBITDA of $280.1 million

IRVING, TEXAS - Darling Ingredients Inc.(NYSE: DAR) today reported net income of $81.2 million, or $0.50 per diluted share for first quarter of 2024, compared to net income of $185.8 million, or $1.14 per diluted share, for first quarter of 2023. The decrease in net income was primarily due to a sharp year-over-year decline in fat prices and lower earnings within Diamond Green Diesel (DGD). The company also reported net sales of $1.4 billion for the first quarter of 2024, compared with net sales of $1.8 billion for the same period a year ago, reflecting lower finished product pricing.

“For several years, we have enjoyed tailwinds from a demand-driven global economy and strong global commodity and specialty ingredient prices. We are now adapting to the new reality of abundant global supplies. This is a cycle we have seen many times, and we are making the necessary adjustments in our procurement process and lowering our operating costs where feasible to gain back our margin leverage,” said Randall C. Stuewe, Darling Ingredients Chairman and Chief Executive Officer. “Globally we are seeing very nice progress and improvement in April for our core specialty ingredient business, and DGD has finally worked through its higher-priced feedstock pipeline. We anticipate an improved performance for the rest of the year.”

Combined adjusted EBITDA for the first quarter 2024 was $280.1 million, including the impact of a $25 million out-of-period inventory adjustment in the Food segment, compared to $418.4 million for the same period in 2023.

DGD sold 331.5 million gallons of renewable diesel for the first quarter 2024 at an average of $0.69 per gallon EBITDA, including a $21.6 million lower of cost-or-market valuation adjustment. Excluding the LCM valuation adjustment, DGD EBITDA per gallon would be $0.76.

As of March 30, 2024, Darling Ingredients had $145.5 million in cash and cash equivalents, and $811.1 million available under its committed revolving credit agreement. Total debt outstanding as of March 30, 2024, was $4.5 billion. The projected leverage ratio as measured by the company’s bank covenant was 3.71X as of March 30, 2024. Capital expenditures were $93.8 million for the first quarter 2024.

Company guidance for fiscal year 2024 is $1.3 – 1.4 billion combined adjusted EBITDA.

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended March 30, 2024
Net sales	$889,848	$391,282	$139,169	$—	$1,420,299
Cost of sales and operating expenses	705,769	298,145	112,752	—	1,116,666
Gross Margin	184,079	93,137	26,417	—	303,633

Loss (gain) on sale of assets	132	(294)	(412)	—	(574)
Selling, general and administrative expenses	77,138	31,744	8,745	21,516	139,143
Acquisition and integration costs	—	—	—	4,054	4,054
Change in fair value of contingent consideration	(25,249)	—	—	—	(25,249)
Depreciation and amortization	87,569	28,868	8,667	2,405	127,509
Equity in net income of Diamond Green Diesel	—	—	78,419	—	78,419
Segment operating income/(loss)	$44,489	$32,819	$87,836	$(27,975)	$137,169
Equity in net income of other unconsolidated subsidiaries	2,310	—	—	—	2,310
Segment income/(loss)	$46,799	$32,819	$87,836	$(27,975)	$139,479

Segment EBITDA	$106,809	$61,687	$18,084	$(21,516)	$165,064
DGD adjusted EBITDA (Darling's Share)	—	—	115,061	—	115,061
Combined adjusted EBITDA	$106,809	$61,687	$133,145	$(21,516)	$280,125

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended April 1, 2023
Net sales	$1,237,494	$396,392	$157,286	$—	$1,791,172
Cost of sales and operating expenses	950,072	290,115	126,786	—	1,366,973
Gross Margin	287,422	106,277	30,500	—	424,199

Loss (gain) on sale of assets	(342)	(21)	36	—	(327)
Selling, general and administrative expenses	74,691	33,122	6,192	21,461	135,466
Restructuring and asset impairment charges	92	4,432	—	—	4,524
Acquisition and integration costs	—	—	—	7,022	7,022
Depreciation and amortization	90,320	14,473	8,393	2,820	116,006
Equity in net income of Diamond Green Diesel	—	—	94,337	—	94,337
Segment operating income/(loss)	$122,661	$54,271	$110,216	$(31,303)	$255,845
Equity in net income of other unconsolidated subsidiaries	120	—	—	—	120
Segment income/(loss)	$122,781	$54,271	$110,216	$(31,303)	$255,965

Segment EBITDA	$213,073	$73,176	$24,272	$(21,461)	$289,060
DGD adjusted EBITDA (Darling's Share)	—	—	129,323	—	129,323
Combined adjusted EBITDA	$213,073	$73,176	$153,595	$(21,461)	$418,383

Segment EBITDA consists of segment income (loss), less equity in net income/loss from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three Months Ended March 30, 2024 and April 1, 2023
(in thousands, except per share data, unaudited)

	Three Months Ended
			$ Change
	March 30,	April 1,	Favorable
	2024	2023	(Unfavorable)
Net sales	$1,420,299	$1,791,172	$(370,873)
Costs and expenses:
Cost of sales and operating expenses	1,116,666	1,366,973	250,307
Gain on sale of assets	(574)	(327)	247
Selling, general and administrative expenses	139,143	135,466	(3,677)
Restructuring and asset impairment charges	—	4,524	4,524
Acquisition and integration costs	4,054	7,022	2,968
Change in fair value of contingent consideration	(25,249)	—	25,249
Depreciation and amortization	127,509	116,006	(11,503)
Total costs and expenses	1,361,549	1,629,664	268,115
Equity in net income of Diamond Green Diesel	78,419	94,337	(15,918)
Operating income	137,169	255,845	(118,676)
Other expense:
Interest expense	(62,876)	(50,299)	(12,577)
Foreign currency gain	236	5,004	(4,768)
Other income, net	8,656	6,159	2,497
Total other expense	(53,984)	(39,136)	(14,848)
Equity in net income of other unconsolidated subsidiaries	2,310	120	2,190
Income from operations before income taxes	85,495	216,829	(131,334)
Income tax expense	3,907	26,974	23,067
Net income	81,588	189,855	(108,267)
Net income attributable to noncontrolling interests	(431)	(4,054)	3,623
Net income attributable to Darling	$81,157	$185,801	$(104,644)

Basic income per share:	$0.51	$1.16	$(0.65)
Diluted income per share:	$0.50	$1.14	$(0.64)

Number of diluted common shares:	161,905	162,817

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of March 30, 2024 and December 30, 2023
(in thousands)

	(unaudited)
	March 30,	December 30,
	2024	2023
Cash and cash equivalents	$145,473	$126,502
Property, plant and equipment, net	$2,910,335	$2,935,185
Current portion of long-term debt	$103,075	$60,703
Long-term debt, net of current portion	$4,362,856	$4,366,370

Other Financial Data
As of March 30, 2024
	(unaudited)
	March 30,
	2024
Revolver availability	$811,116
Capital expenditures - YTD	$93,775
Projected Leverage Ratio	3.71x

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three Months Ended March 31, 2024 and March 31, 2023
(in thousands, unaudited)

	Three Months Ended
			$ Change
	March 31,	March 31,	Favorable
	2024	2023	(Unfavorable)
Revenues:
Operating revenues	$1,411,115	$1,680,050	$(268,935)
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,159,356	1,421,404	262,048
Lower of cost or market (LCM) inventory valuation adjustment	21,638	—	(21,638)
Depreciation, amortization and accretion expense	65,290	58,607	(6,683)
Total costs and expenses	1,246,284	1,480,011	233,727
Operating income	164,831	200,039	(35,208)
Other income	3,220	2,041	1,179
Interest and debt expense, net	(11,242)	(13,406)	2,164
Income before income tax expense	156,809	188,674	(31,865)
Income tax benefit	(29)	—	29
Net income	$156,838	$188,674	$(31,836)

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
March 31, 2024 and December 31, 2023
(in thousands)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets:
Total current assets	$1,814,038	$1,877,430
Property, plant and equipment, net	3,870,508	3,838,800
Other assets	102,279	89,697
Total assets	$5,786,825	$5,805,927

Liabilities and members' equity:
Total current portion of long term debt	$128,942	$278,639
Total other current liabilities	302,519	417,918
Total long term debt	729,756	737,097
Total other long term liabilities	17,331	16,996
Total members' equity	4,608,277	4,355,277
Total liabilities and members' equity	$5,786,825	$5,805,927

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three Months Ended March 30, 2024 and April 1, 2023
(in thousands, unaudited)

	Three Months Ended

Adjusted EBITDA	March 30,		April 1,
(U.S. dollars in thousands)	2024		2023

Net income attributable to Darling	$81,157		$185,801
Depreciation and amortization	127,509		116,006
Interest expense	62,876		50,299
Income tax expense	3,907		26,974
Restructuring and asset impairment charges	—		4,524
Acquisition and integration costs	4,054		7,022
Change in fair value of contingent consideration	(25,249)		—
Foreign currency gain	(236)		(5,004)
Other income, net	(8,656)		(6,159)
Equity in net income of Diamond Green Diesel	(78,419)		(94,337)
Equity in net income of other unconsolidated subsidiaries	(2,310)		(120)
Net income attributable to noncontrolling interests	431		4,054
Adjusted EBITDA (Non-GAAP)	$165,064		$289,060
Foreign currency exchange impact	(1,240)	(1)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$163,824		$289,060
DGD Joint Venture Adjusted EBITDA (Darling's share)	$115,061		$129,323
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$280,125		$418,383

(1) The average rate assumption used in this calculation were the actual average rate for the three months ended March 30, 2024 of €1.00:$1.09, R$1.00:$0.20 and CAD$1.00:$0.74 as compared to the average rate for the three months ended April1, 2023 of €1.00:$1.07, R$1.00:$0.19 and CAD$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2024 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on April 25, 2024.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on April 25, 2024, or call 844-868-8847 (United States) or 412-317-6593 (International) and ask for "The Darling Ingredients Call” that day.

A replay of the call will be available online via the webcast registration link and via phone at 877-344-7529 (United States), 855-669-9658 (Canada) or 412-317-0088 (International) using reference passcode 2144325. The phone replay will be available two hours after the call concludes through May 2, 2024.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at March 30, 2024. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as the introduction of a global minimum tax; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israeli-Palestinian conflict and other associated or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com